EX99.23


                Consent of Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent
Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated July 28, 2000, in the Registration Statement (Form N-1A) and related Prospectus of
D. L. Babson Tax-Free Income Fund, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 27 under the Securities Act of 1933 (Registration No. 2-65489) and Amendment
No. 28 under the Investment Company Act of 1940 (Registration No.
811-2948).



                                        /s/Ernst & Young LLP
                                        Ernst & Young LLP

Kansas City, Missouri
October 27, 2000